Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-133067) and related Prospectus of Avalon Pharmaceuticals, Inc. for the registration of 1,666,666 shares of its common stock and to the incorporation by reference therein of our report dated March 23, 2006, with respect to the financial statements of Avalon Pharmaceuticals, Inc included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP
December 8, 2006
McLean, Virginia

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